Exhibit 99.1

PRESS RELEASE

Contact: Kite Realty Group Trust Dan Sink Chief Financial Officer (317) 577-5609 dsink@kiterealty.com	Investors/Media: The Ruth Group Stephanie Carrington (646) 536-7017 scarrington@theruthgroup.com

Kite Realty Group Trust Announces

Third Quarter 2005 Financial Results

Highlights

•                  Funds From Operations of $0.30 per diluted share

•                  Completed a public offering of 9.4 million common shares in October, resulting in gross proceeds of $141 million

•                  Total revenues for the quarter increased to $24.4 million, up from $11.9 million in the same period of the prior year

•                  Executed new leases for approximately 125,000 square feet

•                  Total portfolio increased to 95.8% leased

•                  Traders Point property transferred to operating portfolio

•                  Successfully re-leased spaces formerly occupied by Ultimate Electronics

Indianapolis, IN, November 7, 2005 – Kite Realty Group Trust (NYSE:KRG) (“the Company”) today announced results for its third quarter ended September 30, 2005.

Financial statements and exhibits attached to this release include the combined results of the Company for the three and nine months ended September 30, 2005 and the results of the Company and Kite Property Group, the Company’s predecessor, (“the Predecessor”) for the three and nine months ended September 30, 2004.

The Company completed its initial public offering on August 16, 2004.  Financial statements and exhibits incorporated into this release include the results of the Company since August 16, 2004, the combined results of the Company and the Predecessor between July 1, 2004 and September 30, 2004, and the results of the Predecessor prior to August 16, 2004.  Internally, the Company uses this combined reporting to evaluate its operating performance and believes this presentation will provide investors with additional insight into its financial results.

Financial and Operating Results

For the three months ended September 30, 2005, funds from operations (FFO), a widely accepted supplemental measure of REIT performance established by the National Association of Real Estate Investment Trusts, was $8.4 million, or $0.30 per diluted share, for the Kite Portfolio compared to $1.0 million for the Kite Portfolio and the Predecessor combined for the same period in the prior year.  The Company’s allocable share of combined FFO was $5.8 million for the three months ended September 30, 2005 compared with the Company’s and the Predecessor’s combined allocable share of $0.8 million for the same period in 2004.

For the nine months ended September 30, 2005, FFO was $24.1 million, or $0.87 per diluted share, for the Kite Portfolio compared to $4.5 million for the Kite Portfolio and the Predecessor combined in the same period in the prior year.  The Company’s allocable share of FFO was $16.7 million for the nine months ended September 30, 2005 compared with the Company’s and the Predecessor’s combined allocable share of $2.9 million for the same period in 2004.

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors when measuring operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains (or losses) from sales of depreciable properties and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. A reconciliation of net income to FFO is included in the attached table.

The Company’s total revenue for the third quarter of 2005 increased 105% to $24.4 million from $11.9 million for the Company and the Predecessor combined for the same period in 2004.  The Company’s net income for the third quarter of 2005 was $2.0 million, compared to a loss of $1.3 million for the Company and the Predecessor combined in the third quarter of 2004.

The Company’s total revenue for the nine months ended September 30, 2005 increased 151% to $66.8 million from $26.6 million for the Company and the Predecessor combined for the same period in 2004.  The Company’s net income for the nine months ended September 30, 2005 was $5.5 million, compared to a loss of $1.3 million for the Company and the Predecessor combined for the same period in 2004.

John A. Kite, President and Chief Executive Officer, said, “The solid performance across our portfolio has contributed to our strong third quarter results.  During the third quarter, we expanded our operating portfolio with the transition of Traders Point from our development pipeline.  Our core portfolio occupancy increased to approximately 96%, providing greater stability and support for our growing development pipleline.  Our ongoing development pipeline is robust with a planned investment of approximately $165 million.  We added two development projects in the third quarter and three development and redevelopment opportunities in October and November.  Finally, our recent equity offering has provided us with the capital to fund our growth strategy and has strengthened our balance sheet.”

Property Portfolio

At September 30, 2005, the Company owned interests in 37 retail operating properties and 13 retail development properties, totaling approximately 5.7 million square feet and 1.8 million square feet, respectively.  The percentage of leased owned gross leasable area of the retail operating portfolio increased at quarter-end to 95.6% from 93.8% at the end of the second quarter, primarily as a result of new leases executed during the third quarter for approximately 125,000 square feet.  The Company also owned five commercial operating properties with 662,652 square feet and a related parking garage.  The percentage of leased owned net rentable area of the commercial operating portfolio was 97.7% as of September 30, 2005.

The Company has re-leased the spaces formerly occupied by Ultimate Electronics at Galleria Plaza to Shoe Pavilion and at Cedar Hill Village to 24 Hour Fitness.  These two leases were signed within approximately three months after Ultimate Electronics rejected its two leases with the Company, which represented approximately 64,000 square feet. The Company anticipates that both tenants will open in the spring of 2006.

Development Activities

As of September 30, 2005, the Company owned interests in 13 retail properties under development that are expected to total approximately 1.8 million square feet.  Approximately 930,000 square feet is anticipated to be owned or ground leased by the Company and the remainder will be owned by anchor tenants upon completion of the developments.  The total estimated cost of these projects is approximately $165 million, of which approximately $99.3 million had been incurred as of September 30, 2005.

During the third quarter, the Company initiated two new development projects:

•                  In August 2005, the Company entered into a joint venture with Rossman & Associates, a regional developer, to develop Beacon Hill Shopping Center in Crown Point, Indiana, approximately forty-five minutes south of Chicago on Interstate 65.  The first phase of the Beacon Hill development will be a 161,000 square foot community shopping center shadow anchored by a 70,000 square foot Strack and Van Til's grocery store.  The total estimated cost for the project is approximately $17 million.  Construction has commenced on the first phase which is currently anticipated to open in the second half of 2006.  The joint venture also owns 46 contiguous acres which may be used for expansion of the Beacon Hill Shopping Center.

•                  Also in August 2005, the Company added Zionsville Place, a 37,553 square foot mixed-use retail/commercial center in Zionsville, Indiana, an affluent suburb of Indianapolis, to the development pipeline.  Featuring a combination of small shops and garden-style offices, Zionsville Place will be developed on a seven-acre parcel acquired by the Company in December 2004.  The total anticipated project cost is approximately $8.0 million. Construction has commenced and the Company anticipates opening in the second quarter of 2006.

During the third quarter, one development property, Traders Point, was transferred to the operating portfolio.  Located in Indianapolis, Indiana, this 328,278 square foot upscale community shopping center is anchored by Dick’s Sporting Goods, Bed Bath & Beyond, Marsh Supermarkets, Kerasotes Theatre, Old Navy, Michaels, and Books-a-Million.  The property is currently 95.7% leased.  Traders Point also contains an expansion pad that will support a junior box tenant up to 25,000 square feet.

Subsequent Events

On October 3, 2005, the Company completed an offering of 8,500,000 common shares at a price of $15.01 per share receiving gross proceeds of approximately $127.6 million.  On October 28, 2005, the underwriters of the offering exercised a portion of their overallotment option and purchased an additional 900,000 common shares at the public offering price of $15.01 per share, which resulted in additional gross proceeds of approximately $13.5 million.  Of the approximately $133.6 million of net proceeds of this offering, after deducting underwriting discounts, commissions and other expenses, the Company has used approximately $127 million:

•                  to repay outstanding construction indebtedness of approximately $38.6 million and acquisition indebtedness of approximately $0.5 million on our Traders Point property;

•                  to repay outstanding indebtedness on our Eagle Creek II development property and our Weston Park, Shops at Otty and Circuit City operating properties totaling approximately $13.6 million;

•                  to pay down our secured revolving credit facility by approximately $60.2 million; and

•                  to acquire an 85% interest in Bolton Plaza Shopping Center for approximately $13.9 million

On October 3, 2005, the Company acquired approximately 12 acres in Westfield, Indiana (an affluent northern suburb of Indianapolis) for a purchase price of approximately $4.8 million and placed an adjacent 8 acres under contract.  Bridgewater Marketplace is anticipated to be a two-phase development.  Phase I will be developed on the first 12 acres and will include a Walgreen’s, two outparcels, approximately 25,000 square feet of small shops and a potential junior box.  We anticipate the second phase will be developed subsequent to the time the Company closes on the adjacent 8 acres.

On October 21, 2005, the Company contributed $16.7 million for a 50% interest in a joint venture that owns 32.5 acres of undeveloped land in Delray Beach, Florida.  Delray Beach Marketplace is a planned mixed-use development that is zoned to support up to 322,000 square feet and is anticipated to include two anchors, junior boxes, small shops, restaurants and residential units.

On November 1, 2005, the Company contributed $13.9 million for an 85% interest in a joint venture that acquired Bolton Plaza Shopping Center in Orange Park, Florida (a suburb of Jacksonville).  Bolton Plaza Shopping Center is a 172,938 square foot community shopping center, including a 131,488 square foot Wal-Mart and 41,500 square feet of small shops.  The property was 92.0% leased as of September 30, 2005.  Wal-Mart’s lease at this property expires in June 2008 and the Company plans to redevelop the property when Wal-Mart vacates the building.

Distributions

On August 4, 2005, the Board of Trustees declared a quarterly cash distribution of $0.1875 per common share for the quarter ended September 30, 2005 to shareholders of record on October 3, 2005.  This distribution was paid on October 18, 2005.

On November 3, 2005, the Board of Trustees declared a quarterly cash distribution of $0.1875 per common share for the quarter ended December 31, 2005 to shareholders of record on January 6, 2006.  This distribution is payable on or about January 17, 2006.

Earnings Guidance

The Company is issuing updated FFO guidance for 2005 in the range of $1.10 to $1.14 per diluted share.  The change in this guidance from that previously provided is primarily due to the dilutive impact of the October 2005 equity offering.  The following is a reconciliation of the calculation of net income per share to FFO per share:

Guidance Range for 2005	Low	High
Net income per share	$0.36	$0.40
Depreciation and amortization of consolidated entities	0.73	0.73
Depreciation and amortization of unconsolidated entities	0.01	0.01
Funds From Operations	$1.10	$1.14

Earnings Conference Call

Management will host a conference call on Tuesday, November 8, 2005 at 10:00 a.m. ET to discuss third quarter financial results.  A live Web cast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com. The dial-in numbers are (877) 407-8035 for domestic callers and (201) 689-8035 for international callers.  After the live Web cast, the call will remain available on Kite Realty Group Trust’s website through December 5, 2005.  In addition, a telephonic replay of the call will be available until November 28, 2005.  The replay dial-in numbers are (877) 660-6853 for domestic callers and (201) 612-7415 for international callers.  Please use account number 286 and reservation code 173661 for the telephonic replay.

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust focused primarily on the development, construction, acquisition, ownership and operation of high quality neighborhood and community shopping centers in selected growth markets in the United States. The Company owns interests in a portfolio of operating retail properties, retail properties under development, operating commercial properties, a related parking garage, and parcels of land that may be used for future development of retail or commercial properties.  As of September 30, 2005, Kite Realty Group owned interests in 43 operating properties totaling approximately 6.3 million square feet and in 13 properties under development which are expected to total approximately 1.8 million square feet.

Safe Harbor

Certain statements in this document that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the ability of tenants to pay rent; the competitive environment in which the Company operates; financing risks; property management risks; the level and volatility of interest rates; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, which discuss these and other factors that could adversely affect the Company’s results.  The Company undertakes no obligation to publicly update or revise these forward-looking statements (including the FFO estimate), whether as a result of new information, future events or otherwise.

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Kite Realty Group Trust

Condensed Consolidated Balance Sheets

As Of September 30, 2005 and December 31, 2004

	September 30,	December 31,
	2005	2004
	(unaudited)	(unaudited)
Assets:
Investment properties, at cost:
Land	$153,829,567	$115,806,345
Land held for development	21,159,604	10,454,246
Buildings, improvements and equipment	458,951,187	370,630,075
Construction in progress	72,443,798	52,485,321
	706,384,156	549,375,987
Less: accumulated depreciation	(38,495,999)	(24,133,716)
	667,888,157	525,242,271

Cash and cash equivalents	14,130,941	10,103,176
Tenant receivables, including accrued straight-line rent, net of allowance for bad debts	9,815,446	5,763,831
Investments in unconsolidated entities, at equity	1,384,144	155,495
Other assets	36,844,528	28,490,060
Total Assets	$730,063,216	$569,754,833

Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness	$434,658,748	$283,479,363
Cash distributions and losses in excess of net investment in unconsolidated entities, at equity	—	837,083
Minority interest	3,621,127	59,735
Other liabilities	65,184,157	58,756,379

Total liabilities	503,464,032	343,132,560

Limited Partners’ interests in operating partnership	70,245,717	68,423,213

Total Shareholders’ equity	156,353,467	158,199,060

Total Liabilities and Shareholders’ Equity	$730,063,216	$569,754,833

Kite Realty Group Trust and

Kite Property Group (Predecessor)

Condensed Consolidated and Combined Statements of Operations

For the Three Months Ended September 30

(Unaudited)

	The Company		The Predecessor
		Period	Period
	Three Months Ended	August 16, 2004	July 1, 2004
	September 30,	through	through
	2005	September 30, 2004	August 15, 2004

Revenue:

Minimum rent	$14,628,482	$4,406,584	$2,875,839

Tenant reimbursements	2,405,152	765,427	535,097

Other property related revenue	2,409,900	72,864	160,791

Construction and service fee revenue	4,916,774	1,862,122	1,211,775

Other income, net	57,758	16,920	36,009

Total revenue	24,418,066	7,123,917	4,819,511

Expenses:

Property operating	2,961,408	1,138,909	1,146,826

Real estate taxes	1,634,920	605,807	367,089

Cost of construction and services	4,355,163	1,848,166	1,031,378

General, administrative, and other	1,112,313	579,938	350,051

Depreciation and amortization	5,568,967	1,687,928	1,131,390

Total expenses	15,632,771	5,860,748	4,026,734

Operating income	8,785,295	1,263,169	792,777

Interest expense	5,176,658	1,273,814	1,359,807

Loan prepayment penalties and expenses (1)	—	1,671,449	—

Income tax expense of taxable REIT subsidiary	197,800	—	—

Minority interest (income) loss	(623,574)	(23,650)	286,930

Equity in earnings of unconsolidated entities	76,385	52,914	138,106

Limited Partners’ interest in operating partnership	(881,407)	499,033	—

Net income (loss)	$1,982,241	$(1,153,797)	$(141,994)

Basic income (loss) per share	$0.10	$(0.06)

Diluted income (loss) per share	$0.10	$(0.06)

Weighted average Common Shares outstanding - basic	19,151,910	17,800,441
Weighted average Common Shares outstanding - diluted	19,289,737	17,800,441

(1)  Represents bridge loan exit fee and other costs related to the Company’s initial public offering.

Kite Realty Group Trust and

Kite Property Group (Predecessor)

Condensed Consolidated and Combined Statements of Operations

For the Nine Months Ended September 30

(Unaudited)

	The Company		The Predecessor
		Period	Period
	Nine Months Ended	August 16, 2004	January 1, 2004
	September 30,	through	through
	2005	September 30, 2004	August 15, 2004

Revenue:

Minimum rent	$41,410,297	$4,406,584	$11,046,605

Tenant reimbursements	7,910,696	765,427	1,662,576

Other property related revenue	3,765,989	72,864	1,373,503

Construction and service fee revenue	13,596,417	1,862,122	5,257,201

Other income, net	150,217	16,920	110,819

Total revenue	66,833,616	7,123,917	19,450,704

Expenses:

Property operating	8,212,466	1,138,909	4,130,747

Real estate taxes	5,067,826	605,807	1,595,578

Cost of construction and services	11,620,017	1,848,166	4,405,160

General, administrative, and other	3,621,683	579,938	1,477,112

Depreciation and amortization	16,003,577	1,687,928	3,584,290

Total expenses	44,525,569	5,860,748	15,192,887

Operating income	22,308,047	1,263,169	4,257,817

Interest expense	13,643,969	1,273,814	4,828,888

Loan prepayment penalties and expenses (1)	—	1,671,449	—

Income tax expense of taxable REIT subsidiary	232,285	—	—

Minority interest (income) loss	(716,523)	(23,650)	214,887

Equity in earnings of unconsolidated entities	278,736	52,914	163,804

Limited Partners’ interest in operating partnership	(2,446,166)	499,033	—

Net income (loss)	$5,547,840	$(1,153,797)	$(192,380)

Basic income (loss) per share	$0.29	$(0.06)

Diluted income (loss) per share	$0.29	$(0.06)

Weighted average Common Shares outstanding - basic	19,149,495	17,800,441
Weighted average Common Shares outstanding - diluted	19,262,229	17,800,441

(1)  Represents bridge loan exit fee and other costs related to the Company’s initial public offering.

Kite Realty Group Trust and

Kite Property Group (Predecessor)

Funds From Operations

For the Three Months Ended September 30, 2005 and 2004

		Three Months Ended September 30, 2004
		The Company	The Predecessor	Combined
	The Company	Period	Period	Period
	Three Months Ended	August 16, 2004	July 1, 2004	July 1, 2004
	September 30,	through	through	through
	2005	September 30, 2004	August 15, 2004	September 30, 2004
Funds From Operations:

Net income (loss)	$1,982,241	$(1,153,797)	$(141,994)	$(1,295,791)
Add Limited Partners’ interests	881,407	(499,033)	—	(499,033)
Add depreciation and amortization of consolidated entities, net of minority interest	5,531,581	1,648,904	1,110,276	2,759,180
Add depreciation and amortization of unconsolidated entities	50,534	33,737	128,821	162,558
Deduct minority interest*	—	—	(286,930)	(286,930)
Add joint venture partners’ interests in net income of unconsolidated entities*	—	—	109,495	109,495
Add joint venture partners’ interests in depreciation and amortization of unconsolidated entities*	—	—	18,570	18,570
Funds From Operations of the Kite Portfolio	8,445,763	29,811	938,238	968,049

Less minority interest	—	—	286,930	286,930
Less minority interest share of depreciation and amortization	—	—	(357,799)	(357,799)
Less joint venture partners’ interests in net income of unconsolidated entities	—	—	(109,495)	(109,495)
Less joint venture partners’ interests in depreciation and amortization of unconsolidated entities	—	—	(18,570)	(18,570)
Less Limited Partners’ interests	(2,609,741)	(9,003)	—	(9,003)
Funds From Operations allocable to the Company	$5,836,022	$20,808	$739,304	$760,112

Basic FFO per Share of the Kite Portfolio	$0.30
Diluted FFO per Share of the Kite Portfolio	$0.30

Basic weighted average Common Shares outstanding	19,151,910
Diluted weighted average Common Shares outstanding	19,289,737

Basic weighted average Common Shares and Units outstanding	27,733,221
Diluted weighted average Common Shares and Units outstanding	27,871,048

*            2004 amounts represent the minority and joint venture partners’ interests acquired in connection with the Company’s initial public offering and related formation transactions.

Kite Realty Group Trust and

Kite Property Group (Predecessor)

Funds From Operations

For the Nine Months Ended September 30, 2005 and 2004

		Nine Months Ended September 30, 2004
		The Company	The Predecessor	Combined
	The Company	Period	Period	Period
	Nine Months Ended	August 16, 2004	January 1, 2004	January 1, 2004
	September 30,	through	through	through
	2005	September 30, 2004	August 15, 2004	September 30, 2004
Funds From Operations:

Net income (loss)	$5,547,840	$(1,153,797)	$(192,380)	$(1,346,176)
Add Limited Partners’ interests	2,446,166	(499,033)	—	(499,033)
Add depreciation and amortization of consolidated entities, net of minority interest	15,895,620	1,648,904	3,563,176	5,212,080
Add depreciation and amortization of unconsolidated entities	199,165	33,737	493,571	527,308
Deduct minority interest*	—	—	(214,887)	(214,887)
Add joint venture partners’ interests in net income of unconsolidated entities*	—	—	288,675	288,675
Add joint venture partners’ interests in depreciation and amortization of unconsolidated entities*	—	—	519,277	519,277
Funds From Operations of the Kite Portfolio	24,088,791	29,811	4,457,432	4,487,244

Less minority interest	—	—	214,887	214,887
Less minority interest share of depreciation and amortization	—	—	(1,014,248)	(1,014,248)
Less joint venture partners’ interests in net income of unconsolidated entities	—	—	(288,675)	(288,675)
Less joint venture partners’ interests in depreciation and amortization of unconsolidated entities	—	—	(519,277)	(519,277)
Less Limited Partners’ interests	(7,371,170)	(9,003)	—	(9,003)
Funds From Operations allocable to the Company	$16,717,621	$20,808	$2,850,119	$2,870,928

Basic FFO per Share of the Kite Portfolio	$0.87
Diluted FFO per Share of the Kite Portfolio	$0.87

Basic weighted average Common Shares outstanding	19,149,495
Diluted weighted average Common Shares outstanding	19,262,229

Basic weighted average Common Shares and Units outstanding	27,604,417
Diluted weighted average Common Shares and Units outstanding	27,717,151

*            2004 amounts represent the minority and joint venture partners’ interests acquired in connection with the Company’s initial public offering and related formation transactions.